As filed with the Securities and Exchange Commission on July 15, 2014

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware	95-3685934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

WILOCITY LTD. US KEY EMPLOYEE SHARE INCENTIVE PLAN, 2007
WILOCITY LTD. ISRAELI KEY EMPLOYEE SHARE INCENTIVE PLAN, 2007
WILOCITY LTD. OPTION AGREEMENTS
(Full title of the plans)

Steven M. Mollenkopf
Chief Executive Officer
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, California, 92121
(Name and address of agent for service)

858-587-1121
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee[3]
Wilocity Ltd. US Key Employee Share Incentive Plan, 2007, as amended
Common Stock, Par Value $0.0001	48,953	$1.75	$85,668	$11.03
Wilocity Ltd. Israeli Key Employee Share Incentive Plan, 2007, as amended
Common Stock, Par Value $0.0001	97,983	$5.88	$576,140	$74.21
Wilocity Ltd. Option Agreements, as amended
Common Stock, Par Value $0.0001	5,170	$11.04	$57,077	$7.35
Total	152,106	N/A	$718,885	$92.59

1.	The securities to be registered include options to acquire Common Stock.

2.
The shares to be registered by QUALCOMM Incorporated (the “Registrant” or the “Company”) on this Form S-8 Registration Statement represent shares issuable under the Wilocity Ltd. US Key Employee Share Incentive Plan, 2007, as amended, the Wilocity Ltd. Israeli Key Employee Share Incentive Plan, 2007, as amended, and the Wilocity Ltd. Option Agreements, as amended, all of which were assumed by the Company on July 2, 2014 pursuant to that certain Share Purchase Agreement, dated May 30, 2014, by and among QUALCOMM Israel Ltd., Wilocity Ltd. (“Wilocity”), certain of the shareholders of Wilocity and Shareholder Representative Services LLC, as shareholders’ agent (the “Share Purchase Agreement”).

3.
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The fee is calculated on the basis of the weighted average price at which outstanding options may be exercised, as adjusted pursuant to the Share Purchase Agreement.

TABLE OF CONTENTS

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURE
EXHIBIT INDEX
EX-5
EX-23.2
EX-99.1
EX-99.2
EX-99.3
EX-99.4

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The Company hereby incorporates by reference in this registration statement on Form S-8 (the “Registration Statement”) the following documents:
(a)The Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended September 29, 2013 as filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2013.
(b)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
(c)The description of the Company’s Common Stock contained in the Company’s registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Document(s)”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws require the Company to indemnify its directors and executive officers and provide that the Company may indemnify its other officers to the full extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by officers and directors, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders, disinterested directors or otherwise.
In addition, the Company’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
The Company currently has a directors and officers liability insurance policy that provides coverage to our directors and officers for non-indemnifiable losses.
The Company has entered into separate indemnification agreements with its directors and executive officers. These agreements may require the Company, among other things, to indemnify its directors and executive officers against certain liabilities that may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain insurance if available on reasonable terms.
Item 7. Exemption from Registration Claimed
Not applicable.

Item 8. Exhibits
See Exhibit Index.
Item 9. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the Wilocity Ltd. US Key Employee Share Incentive Plan, 2007, as amended, the Wilocity Ltd. Israeli Key Employee Share Incentive Plan, 2007, as amended, and the Wilocity Ltd. Option Agreements, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 15, 2014.

QUALCOMM Incorporated

By:	/s/ Steven M. Mollenkopf
Steven M. Mollenkopf
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of QUALCOMM Incorporated whose signatures appear below hereby constitute and appoint Steven M. Mollenkopf and George S. Davis, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to the Wilocity Ltd. US Key Employee Share Incentive Plan, 2007, as amended, and the Wilocity Ltd. Israeli Key Employee Share Incentive Plan, 2007, as amended, and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steven M. Mollenkopf	Chief Executive Officer and Director	July 15, 2014
Steven M. Mollenkopf	(Principal Executive Officer)

/s/ George S. Davis	Chief Financial Officer	July 15, 2014
George S. Davis	(Principal Financial and Accounting Officer)

/s/ Paul E. Jacobs	Director	July 15, 2014
Paul E. Jacobs

/s/ Barbara T. Alexander	Director	July 15, 2014
Barbara T. Alexander

/s/ Donald G. Cruickshank	Director	July 15, 2014
Donald G. Cruickshank

/s/ Raymond V. Dittamore	Director	July 15, 2014
Raymond V. Dittamore

/s/ Susan Hockfield	Director	July 15, 2014
Susan Hockfield

/s/ Thomas W. Horton	Director	July 15, 2014
Thomas W. Horton

/s/ Sherry L. Lansing	Director	July 15, 2014
Sherry L. Lansing

/s/ Harish Manwani	Director	July 15, 2014
Harish Manwani

/s/ Duane A. Nelles	Director	July 15, 2014
Duane A. Nelles

/s/ Clark T. Randt, Jr.	Director	July 15, 2014
Clark T. Randt, Jr.

/s/ Francisco Ros	Director	July 15, 2014
Francisco Ros

/s/ Jonathan J. Rubinstein	Director	July 15, 2014
Jonathan J. Rubinstein

/s/ Brent Scowcroft	Director	July 15, 2014
Brent Scowcroft

/s/ Marc I. Stern	Director	July 15, 2014
Marc I. Stern

EXHIBIT INDEX

4.1
Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 18, 2012.

4.2	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2012.
4.3
Amended and Restated Rights Agreement dated as of September 26, 2005 between the Company and Computershare Trust Company, N.A., as successor Rights Agent to Computershare Investor Services LLC is incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.4
Amendment dated as of December 7, 2006 to the Amended and Restated Rights Agreement dated as of September 26, 2005 between the Company and Computershare Trust Company, N.A., as successor Rights Agent to Computershare Investor Services LLC is incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2006.

5	Opinion re legality
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24	Power of Attorney (included in signature pages to this Registration Statement)
99.1	Wilocity Ltd. US Key Employee Share Incentive Plan, 2007, as amended
99.2	Wilocity Ltd. Israeli Key Employee Share Incentive Plan, 2007, as amended
99.3	Form of Wilocity Ltd. Option Agreement, as amended
99.4	Resolutions Amending Wilocity Ltd. Equity Plans